UNITED STATES
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MECHANICAL TECHNOLOGY, INCORPORATED
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Dear Fellow Stockholders and Employees:

I first wanted to thank you, our stockholders, for the confidence you have in us to be responsible stewards of your capital.

As you know, 2020 was the best year the Company had in nearly a decade. More importantly than a one-year result, we set the groundwork for continued rapid growth for the Company.

I will outline for you some of our guiding principles, then highlight some of our achievements for the year.

There are three key themes we focus on as we grow the Company.

1)    Alignment and transparency - Members of our board of directors directly or indirectly control approximately 40% of the Company's equity. That alone aligns their interest with those of stockholders generally as we grow the Company. But, in addition to such alignment, I would like to bring a new paradigm of increased transparency to the Company. That includes posting on our website frequent stockholder communications and substantive updates. Our intention is to communicate with stockholders regularly on our goals and the Company's progress in meeting those goals.

2)    High-velocity execution - In all aspects of our business we are increasing the urgency and velocity of our execution. That means an increased frequency of new product introductions, fast and efficient facility buildout and equipment deployment, and rapid response to customer requirements.

3)    Focus on returns on invested capital - As significant stockholders, management's goal is to earn strong returns on investors' capital. You will see clear communications from us on our expectations and results in this regard.

In the EcoChain business, during 2020 we set up a new cryptocurrency mining facility and scaled it up with strong success; we anticipate that by June or so of this year, the net income generated from this facility since it commenced operations will equal all the capital we invested to get the facility up and running, an under 12-month payback. Last year we also set the groundwork to achieve our target goal for EcoChain for 2021 - over 50 megawatts of electricity in operation by the end of 2021.

In our Instruments business, we had a number of positive developments as highlighted below:

1)    In our portable balancing systems (PBS) business: We received and filled a landmark order (based on volume) from the U.S. Air Force, which we believe represented a strong vote of confidence in our technology. In addition, we accelerated product innovation and expanded our engagement with test cell and international maintenance, repair, and overhaul (MRO) service organizations.

2)    In our Instruments business: We saw increased order flow from General Electric on our products used in their 6-megawatt turbine for offshore wind projects in Europe. In addition, our Asia partners, which continue to recover from the pandemic, ramped up their orders for our capacitance products in the fourth quarter of 2020.

3)    From an emerging markets perspective: We have seen a growing interest in our capacitance technology to support the rapidly-growing electric vehicle battery market. These activities started in 2020 and have continued into 2021. At present, we are engaged in a number of early qualification projects with several system integrators to support this effort.

Most importantly I would like to thank all the people who have worked tirelessly for the success of our Company, many working late and on weekends this past year to make this happen. I would also like to thank the professionals that have helped us get here - our accountants, lawyers, and technology partners. Our success will continue to be a team effort. This year is going to be an exciting, landmark year for the Company. I cannot wait to write next year's letter.

Thank you for your support and confidence.

/s/ Michael Toporek

Sincerely,

Michael Toporek

Chief Executive Officer

Mechanical Technology, Incorporated

Any of the statements in this letter, other than those that are historical facts, may be forward-looking statements within the meaning of federal securities laws. Such forward-looking statements include references to our plans and goals, in particular with respect to "continued rapid growth" and when net income from EcoChain's initial cryptocurrency mining facility will equal the amount we invested in this facility. All forward-looking statements are made as of the date of mailing of our annual report on Form 10-K for the year ended December 31, 2020, and we disclaim any duty to update such statements except to the extent required by applicable securities laws. It is important to note that our actual results could differ materially from those projected in forward-looking statements. Factors that could cause the anticipated results not to occur include: that the uncertainty of the global economy, including as a result of developments with respect to the COVID-19 pandemic, particularly in Asia and the United States, may affect demand for our products and/or accelerated purchases of our products by our customers due to changes in their business needs; the failure of the Company to locate viable strategic activities including potential acquisitions that are beneficial to the Company; our inability to build and maintain relationships with our customers;; the risks and uncertainties inherent in the cryptocurrency mining industry, including the costs of operation, the future price of cryptocurrencies and fluctuations in such prices, government and quasi-government regulation of cryptocurrencies and their use, restrictions on or regulation of access to and operation of blockchain networks or similar systems, and the availability and popularity of other forms or methods of buying and selling goods and services, including government-backed cryptocurrencies; and the other risk factors discussed from time to time in the Company's filings with the U.S. Securities and Exchange Commission including, but not limited to, our accompanying our annual report on Form 10-K for the year ended December 31, 2020.